UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 1, 2007
Wabash National Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Sagamore Parkway South
Lafayette, Indiana		47905

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(765) 771-5310

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01 — Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Executive Director Agreement
Amendment to Executive Employment Agreement

INFORMATION TO BE INCLUDED IN THE REPORT
Section 5 – Corporate Governance and Management
Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Executive Director Agreement with William Greubel
     On January 1, 2007, Wabash National Corporation (“Wabash” or the “Company”) entered into an Executive Director Agreement with William Greubel (the “Executive Director Agreement”). As previously announced, effective December 31, 2006, Mr. Greubel stepped down as the Company’s Chief Executive Officer but will continue as a director and employee of the Company. The Executive Director Agreement superseded in its entirety the Executive Employment Agreement with Mr. Greubel dated April 12, 2002.
     Under the Executive Director Agreement, Mr. Greubel shall receive an annual base salary of $280,000 and is eligible for an annual incentive bonus targeted at 40% of his base salary and which may range from 0% to 80% of base salary. The Executive Director Agreement also entitles Mr. Greubel to continue to participate in the Company’s executive benefit programs. The Company shall continue to pay an additional sum to Mr. Greubel to enable him to continue his current coverage under his executive life insurance program.
     Mr. Greubel’s duties are expected to include being a mentor and counsel to the Chief Executive Officer, representing the Company at key events, assisting the Chief Executive Officer in strategic planning, assisting the Senior Vice President – Sales and Chief Executive Officer in current and new account development and assisting the Vice President – Supply Chain in the development of alternative sourcing. The Executive Director Agreement requires the Company to use commercially reasonable efforts to cause Mr. Greubel to be nominated for election to the Company’s Board of Directors at the 2007 and 2008 Annual Meetings of Stockholders.
     The Executive Director Agreement has an initial term of two (2) years. In the event that Mr. Greubel’s employment with the Company is terminated without cause, or it is terminated by Mr. Greubel as a result of a material breach of the Executive Director Agreement by the Company, which is not corrected within twenty (20) business days of the receipt of written notice specifying the breach, or the discontinuance of the active operation of our business or our insolvency or bankruptcy, the Company shall pay compensation and benefits earned through the last day of Mr. Greubel’s actual employment. Assuming the attainment of the individual and corporate objectives, Mr. Greubel would be entitled also to receive a pro-rata portion of his bonus for the year in which he is terminated. In addition, all unvested equity awards held by Mr. Greubel on the last day of actual employment would vest when they are otherwise scheduled to vest (without regard to the fact that his employment has terminated).
     Under the Executive Director Agreement, Mr. Greubel further agreed to certain customary confidentially and proprietary information obligations as well as to certain customary non-competition and non-solicitation restrictions during the period of his employment with the Company and thereafter for a period of 12 months following the termination of his employment for any reason.
     A copy of the Executive Director Agreement entered into by the Company and Mr. Greubel is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Amendment to the Executive Employment Agreement with Richard J. Giromini
     As previously announced, effective January 1, 2007, Richard J. Giromini became the Company’s Chief Executive Officer. On January 1, 2007, the Company entered into an Amendment (the “Amendment”) to his Executive Employment Agreement dated June 28, 2002 (the “Executive Employment Agreement”). The terms of the Executive Employment Agreement are described in the Company’s proxy statement for its 2006 Annual Meeting under the heading Compensation–Employment and Severance Agreements, as filed with the Securities and Exchange Commission on April 17, 2006 (File No. 000-10883) , which description is incorporated herein by reference.

     The Amendment provides that effective January 1, 2007, Mr. Giromini’s title and duties will be that of the President and Chief Executive Officer of the Company. Mr. Giromini will receive an annual base salary of $620,000 and is eligible for an annual incentive bonus targeted at 80% of his base salary and which may range from 0% to 160% of base salary. The Amendment provides that Mr. Giromini is entitled to payment of an additional sum to enable Mr. Giromini to participate in an executive life insurance program.
     A copy of the Amendment to Executive Employment Agreement entered into by the Company and Mr. Giromini is attached hereto as Exhibit 10.2 and is incorporated by reference herein.
Item 9.01 – Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Executive Director Agreement, dated January 1, 2007, between the Company and William Greubel.

10.2	Amendment to Executive Employment Agreement, dated January 1, 2007, between the Company and Richard J. Giromini.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: January 8, 2007	By:	/s/ Robert J. Smith

Robert J. Smith
Senior Vice President, Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Director Agreement, dated January 1, 2007, between the Company and William Greubel.

10.2	Amendment to Executive Employment Agreement, dated January 1, 2007, between the Company and Richard J. Giromini.